Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement, effective as of _______, _____ is made by and between ACA Capital Holdings, Inc., a Delaware corporation with executive offices located at 140 Broadway, New York, NY (the “Company”), and ___________, a director of the Company residing at _________________ (the “Indemnitee”).

RECITALS

A.             The Board of Directors of the Company (the “Board”) has determined that it is desirable and in the best interest of the Company to appoint an additional independent director for membership on the Board;

B.              The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors;

C.              The statutes and judicial decisions regarding the duties of directors are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

D.              Plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious) that the defense and/or settlement of such litigation is often beyond the personal resources of the directors;

E.              Based upon their experience as business managers, the Board has concluded that, to retain and attract talented and experienced individuals to serve as independent directors of the Company and its subsidiaries, it is necessary and appropriate for the Company to contractually indemnify such directors, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors in connection with their service to the Company and its subsidiaries;

F.              Section 145 of the General Corporation Law of the State of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify by agreement its officers, directors, employees, and agents, and persons who serve, at the request of the Company, as directors, officers, employees, or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

G.              The Company desires and has requested the Indemnitee to serve or continue to serve as an independent director of the Company and/or the subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or a subsidiary of the Company; and

H.              The Indemnitee is willing to serve, or to continue to serve, the Company and/or the subsidiaries of the Company, provided that he or she is furnished the indemnity provided for herein.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Definitions.

(a)          Agent.  For the purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee, or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of or to represent the interest of the Company or a subsidiary of the Company as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise; or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee, or agent of another enterprise at the request of, for the convenience of or to represent the interests of such predecessor corporation.

(b)         Expenses.  For purposes of this Agreement, “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs such as retainers, court costs, expert fees, travel expenses and telephone charges) actually and reasonably incurred by the Indemnitee as a party or as a participant in connection with either the investigation, defense, or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145, or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

(c)          Proceeding.  For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit, claim, inquiry or other proceeding, formal or informal, including arbitration, mediation, other alternative dispute resolution mechanism, or hearing, whether civil, criminal, administrative, investigative, or any other type whatsoever.

(d)         Subsidiary.  For purposes of this Agreement, “subsidiary” means any corporation or other form of business entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2.           Agreement to Serve.  The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, in the capacity the Indemnitee currently serves as an agent of the Company, so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he or she tenders his resignation in writing or he or she is removed from such position.

3.           Liability Insurance.  To the extent the Company or any of its subsidiaries maintains an insurance policy or policies providing liability insurance for agents of the Company and its subsidiaries (“D&O Insurance”), the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available.

4.           Mandatory Indemnification.  The Company shall indemnify the Indemnitee:

(a)          Third Party Actions.  If the Indemnitee is a person who was or is a party or other participant or is threatened to be made a party or other participant to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such proceeding to the fullest extent authorized or permitted by law, the Certificate of Incorporation of the Company or the Bylaws of the Company; provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

(b)         Actions By or In the Right of the Company.  If the Indemnitee is a person who was or is a party or other participant or is threatened to be made a party or other participant to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, against any amounts paid in settlement of any such proceeding, to the extent permitted by law, and all expenses actually and reasonably incurred by him or her in connection with the investigation, defense, settlement, or appeal of such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

(c)          The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful; and

(d)         Indemnification for Expenses Incurred as a Witness.  To the extent that Indemnitee is, by reason of the fact that he or she is or was an agent of the Company, a witness in any proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred by Indemnitee in connection therewith; and

(e)          Exception for Amounts Covered by Insurance.  Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fees, ERISA excise taxes or penalties, and amounts paid in settlement) that have been paid directly to Indemnitee under D&O Insurance.

5.           Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement, or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such amount except as to the portion thereof to which the Indemnitee is not entitled.

6.           Mandatory Advancement of Expenses.  Subject to Section 9 below and subject to receipt by the Company of a statement that reasonably evidences the expenses incurred, the Company shall advance all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or participant or is threatened to be made a party or participant by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by him or her in any such capacity. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company.

7.           Notice and Other Indemnification Procedures.

(a)          Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding or his or her potential involvement as a participant (be it as a party or otherwise), the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof.

(b)         If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)          In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his or her counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

8.           Determination of Right to Indemnification.

(a)          To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4(a) or 4(b) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him or her in connection therewith to the extent permitted by law.

(b)         Upon each submission of a written notice by Indemnitee for indemnification pursuant to Section 7(a) above, a determination with respect to Indemnitee’s entitlement thereto because he or she has met all the applicable standards set forth in this Agreement shall be made in accordance with this Section 8.

(c)          The Indemnitee shall be entitled to select the decision maker or decision making body who will determine, on behalf of the Company, the Indemnitee’s entitlement to indemnification from among the following:

(1)               All of the members of the Board of Directors who are not parties to or participants in the proceeding for which indemnification is being sought, even though less than a quorum, or a committee of such directors designated by majority vote of such directors, even though less than a quorum;

(2)               The stockholders of the Company; or

(3)               Independent legal counsel selected by the Board, which counsel shall make such determination in a written opinion.

(d)         As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee’s choice of decision maker pursuant to Section 8(c) above, the Company shall, at its own expense, submit to the selected decision maker its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

(e)          Notwithstanding a determination by any decision maker listed in Section 8(c) hereof that the Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of the State of Delaware, the court in which the Proceeding is or was pending, or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to the Agreement.

(f)          In any suit brought by Indemnitee seeking to enforce a right to indemnification hereunder (but not a suit brought by Indemnitee seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that Indemnitee has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by Indemnitee seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Company to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Company to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Company that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(g)         In any suit brought by Indemnitee seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Company to prove that the Indemnitee is not entitled to be indemnified, or to such an advancement of expenses, under this Agreement or otherwise.

(h)         The Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement so long as a court of competent jurisdiction finds that Indemnitee in any such proceeding was entitled to indemnification or advancement of expenses, in whole or in part.

9.           Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)          Claims Initiated by Indemnitee.  To indemnify or advance expenses (including attorneys’ fees) to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee against the Company or in defending any counterclaim, cross-claim, affirmative defense or like claim of the Company), except with respect to proceedings brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement or any other statute or law or otherwise as required under Section 145, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

(b)         Lack of Good Faith.  To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c)          Unauthorized Settlements.  To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement; or

(d)         Claims by the Company for Willful Misconduct.  To indemnify or advance expenses to the Indemnitee under this Agreement for any expenses incurred by the Indemnitee with respect to any proceeding or claim brought by the Company against the Indemnitee for willful misconduct, unless a court of competent jurisdiction determines that each of such claims was not made in good faith or was frivolous; or

(e)          Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, to the extent applicable to the Company, or any similar successor statute; or

(f)          Willful Misconduct.  To indemnify the Indemnitee (x) on account of the Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or (y) if it is finally adjudged that Indemnitee did not act in good faith or in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; or

(g)         Unlawful Indemnification.  To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

10.         Right to Bring Suit.  If (a) a claim under Section 4(a) or 4(b) hereof with respect to any right to indemnification is not paid in full by the Company within sixty days after a written demand has been received by the Company or (b) a claim under Section 6 hereof with respect to any right to the advancement of expenses is not paid in full by the Company within twenty days after a written demand has been received by the Company, then Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.

11.         Subrogation.  Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of the Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments reasonably required and shall take such other actions as may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

12.         Nonexclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to actions in his or her official capacity and to actions in another capacity while occupying his or her position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

13.         Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

14.         Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (i) the validity, legality, and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

15.         Modification and Waiver.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.         Successors and Assigns.  The terms of this Agreement shall bind, and shall inure to the benefit of, the successors, heirs, executors, and administrators and assigns of the parties hereto.

17.         Notice.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date, (iii) sent by a recognized overnight courier, on the next business day after the date on which it was so sent, or (iv) sent by facsimile, the successful transmission and receipt of which is confirmed in a written report. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

18.         Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware.

19.         Consent to Jurisdiction.  To the fullest extent permitted by law, the Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of Chancery of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement.

20.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

ACA CAPITAL HOLDINGS, INC.

By:
Name:
Title:

Address for notice purposes:
ACA Capital Holdings, Inc.
140 Broadway, 47th Floor
New York, NY 10005
Attention: General Counsel
Facsimile: 212-375-2302

INDEMNITEE:

By:
Name:

Address for notice purposes:
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